UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

CAMPBELL STRATEGIC ALLOCATION FUND
(Exact name of registrant as specified in charter)

Delaware	000-50264	94-6260018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Campbell & Company, LP
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(Address of principal executive offices, including zip code)

(410) 413-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

Campbell & Company, LP (“CCLP”) is the general partner, commodity pool operator, and commodity trading advisor of the Campbell Strategic Allocation Fund, LP.  Prior to January 1, 2015, KC Holding, Inc. (“KCH”) was the sole owner of Campbell & Company, LP.

Effective January 1, 2015, KCH entered into an equity purchase agreement with EC LLC, an entity wholly-owned by employees of CCLP, pursuant to which EC LLC purchased 50,100 Class B Interests of CCLP.  As a result of the consummation of the transaction, EC LLC owns a majority interest in CCLP.  KCH will continue to own a substantial  minority interest in CCLP and will retain certain rights relating to the corporate governance of CCLP.

This transaction is another step in a long-term succession plan pursuant to which majority ownership of the company is being transitioned from its founder, D. Keith Campbell, to employees of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL STRATEGIC ALLOCATION FUND

		By:	Campbell & Company, LP,
its General Partner

Date:	January 1, 2015	By:	/s/ Heidi Kaiser
Heidi Kaiser
Chief Compliance Officer